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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009 thinkorswim Group Inc.
(Exact Name of registrant as specified in its charter)

Delaware	000-52012	76-0685039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Rockefeller Plaza, Suite 2012, New York, NY		10111
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (801) 816-6918

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On January 8, 2009, thinkorswim Group Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with TD AMERITRADE Holdings Corporation, ("TD AMERITRADE"), Tango Acquisition Corporation One, a wholly-owned subsidiary of TD AMERITRADE ("Merger Sub One") and Tango Acquisition Corporation Two, a wholly-owned subsidiary of TD AMERITRADE ("Merger Sub Two"). The Merger Agreement provides for, among other things, the merger of the Company with and into Merger Sub One with the Company as the surviving corporation (the "First Step Merger") and, as soon as practicable, following the First Step Merger, the merger of the Company with and into Merger Sub Two with Merger Sub Two as the surviving corporation (the "Second Step Merger" and together with the First Step Merger, the "Merger").

        Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of the Company and TD AMERITRADE, if the First Step Merger is completed, each outstanding share of common stock of the Company will be converted into the right to receive (i) $3.34 in cash and (ii) 0.3980 of a share of TD AMERITRADE common stock (together the "Merger Consideration"). The receipt of TD AMERITRADE shares of common stock by Company stockholders is expected to be tax free for U.S. federal income tax purposes. Upon consummation of the First Step Merger, TD AMERITRADE will own 100% of the equity of the Company.

        The Merger Agreement also provides that the Company's outstanding equity awards of options and restricted stock will be assumed by TD AMERITRADE upon closing of the First Step Merger with adjustments to avoid enlargement or dilution of existing rights. Each share of restricted stock of the Company will convert into a number of shares of restricted TD AMERITRADE stock equal to the quotient (the "Adjustment Ratio") obtained by dividing the market value of the Merger Consideration per share by the market value per share of TD AMERITRADE common stock, in each case measured shortly before the completion of the First Step Merger. Each option to acquire common stock of the Company will convert into an option to acquire a number of shares of TD AMERITRADE common stock, equal to the number of shares subject to the existing option multiplied by the Adjustment Ratio, with an exercise price obtained by dividing the existing exercise price by the Adjustment Ratio.

        In addition, the Merger Agreement contemplates a possible exchange offer to be made to holders of underwater options to acquire common stock of the Company. The consideration to be offered in this exchange offer will be agreed upon by the Company and TD AMERITRADE. The success of this exchange offer for these underwater options and the receipt of any stockholder approvals necessary for this exchange offer to occur are not conditions to completion of the Merger. Underwater options that are not tendered into the exchange offer will be converted into options to acquire TD AMERITRADE common stock as described above.

        The affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock at a meeting is required to approve the Merger and will be necessary for the Merger to close. An approval at the stockholders meeting of the Company may also be required for the option exchange. Neither stockholder approval of the option exchange nor the successful completion of the option exchange is necessary for the Merger to close. No vote of the holders of TD AMERITRADE common stock is needed to approve the Merger.

        The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

        The Merger Agreement contains certain customary termination rights for both the Company and TD AMERITRADE, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) on and subject to the terms and conditions set forth in the Merger Agreement.

        A one-time termination fee of $20 million is payable by the Company (i) upon termination by TD AMERITRADE following the withdrawal or adverse modification of, or in certain circumstances the failure to affirm, the Company's recommendation of the Merger to its stockholders or the material breach by the Company of its undertakings not to solicit alternative proposals and to hold its stockholders' meeting; (ii) upon termination by the Company to enter into a definitive agreement for a Superior Proposal (as defined in the Merger Agreement); or (iii) at the closing of an alternative transaction for a third party to takeover the Company, if: (A) the Merger Agreement is terminated by (x) either party following either the rejection of the Merger Agreement at the Company stockholders' meeting or the Termination Date (as defined in the Merger Agreement) or (y) TD AMERITRADE as a result of a material breach by the Company; and (B) a competing takeover proposal had been made after the signing of the Merger Agreement and before termination; and (C) an alternative transaction closes or is signed up within one year after the termination.

        Prior to the approval of the Merger Agreement at a stockholders meeting of the Company, the Merger Agreement will not prohibit the Company's Board of Directors, after giving notice of the material terms of a competing proposal to TD AMERITRADE, from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide written takeover proposal if the Company has complied in all material respects with its undertakings not to solicit alternative proposals in connection with such competing proposal, the Company has entered into a confidentiality and standstill agreement no less favorable to the Company than the confidentiality and standstill agreement entered into by TD Ameritrade with the Company, and the Board of Directors of the Company concludes that such competing proposal is reasonably likely to lead to a Superior Proposal and the failure to furnish information or enter into discussion or negotiations would be reasonably expected to constitute a breach of its fiduciary duties.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, TD Ameritrade, Merger Sub One or Merger Sub Two. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to TD Ameritrade and by TD Ameritrade to the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between TD Ameritrade, on the one hand, and the Company, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be viewed as characterizations of the actual state of facts about the Company, TD Ameritrade, Merger Sub One or Merger Sub Two.

Voting Agreement

        In connection with the execution of the Merger Agreement, on January 8, 2009, TD AMERITRADE and certain of the Company's executive officers and directors, consisting of Lee K. Barba, Tom Sosnoff (as an individual and as Trustee of the Tom Sheridan Living Trust u/a/d 12/7/06) and Scott Sheridan each entered into a Voting Agreement (together the "Voting Agreements"). Pursuant to Voting Agreements, such officers and directors have each agreed to vote his shares of common stock of the Company in support of the adoption of the Merger Agreement, has granted a proxy to TD

AMERITRADE to vote his shares in such manner and has agreed to take specified other actions in support of the transaction.

        The foregoing references to and descriptions of the Voting Agreements to do not purpose to be complete and are qualified in their entirety by reference to the full text of the Voting Agreements, which are incorporated by reference herein, a copy of which is filed as an exhibit to each of the amended Beneficial Ownership Statements on Schedule 13D/A filed, respectively, by Lee Barba on January 8, 2009, Scott Sheridan on January 9, 2009 and Tom Sosnoff on January 9, 2009.

Forward-Looking Statements

        Information set forth in this Form 8-K contains forward-looking statements, which involve a number of risks and uncertainties. The Company and TD AMERITRADE caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. All such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and TD AMERITRADE, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts.

        The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of the Company stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the Company's and TD AMERITRADE's filings with the Securities and Exchange Commission (the "SEC"), which are available at the SEC's web site http://www.sec.gov. The Company and TD AMERITRADE disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information and Where to Find It

        In connection with the proposed merger, TD AMERITRADE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of TD AMERITRADE. The Company will mail the proxy statement/prospectus to its stockholders. TD AMERITRADE and the Company urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and TD AMERITRADE with the SEC at the SEC's website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing the Company's website at www.thinkorswim.com by clicking on the link for "Investor Relations", then clicking on the link for "Financial Reports" and then clicking on the link for "SEC Filings" or by accessing TD AMERITRADE's website at www.amtd.com and clicking on the "Investors" link and then clicking on the link for "SEC Filings".

Participants in this Transaction

        The Company, TD AMERITRADE and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from the Company stockholders in favor of the merger. Information regarding the persons who may, under the rules of the

SEC, be considered participants in the solicitation of the Company's stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company's executive officers and directors in the Company's definitive proxy statement filed with the SEC on April 29, 2008. You can find information about TD AMERITRADE's executive officers and directors in their definitive proxy statement filed with the SEC on January 6, 2009. You can obtain free copies of these documents from the Company or TD AMERITRADE using the contact information above.

Item 9.01    Financial Statements and Exhibits.

(d)
Exhibits

Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger by and among TD AMERITRADE Holding Corporation, Tango Acquisition Corporation One, Tango Acquisition Corporation Two and thinkorswim Group Inc. dated January 8, 2009.

 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2009	thinkorswim Group Inc.
	By:	/s/ IDA K. KANE Ida K. Kane Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit Number	Exhibit Title
2.1	Agreement and Plan of Merger by and among TD AMERITRADE Holding Corporation, Tango Acquisition Corporation One, Tango Acquisition Corporation Two and thinkorswim Group Inc. dated January 8, 2009.

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  Item 1.01 Entry into a Material Definitive Agreement
  Item 9.01 Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX